447419-81                                                     FILED
                                                              Sep 12 1995
                                                              Secretary of State

                            CERTIFICATE ACCOMPANYING
                      RESTATED ARTICLES OF INCORPORATED OF
                      BOWEN SENIOR LIVING MANAGEMENT, INC.


     1. The name of the corporation is Bowen Senior Living Management, Inc. (the "Corporation").

     2. A copy of the Restated Articles of Incorporation ("Restated Articles") is attached. Shareholder action was required to adopt the Restated Articles.

     3. The Restated Articles were adopted by the shareholders of the Corporation on August 28, 1995.

     4. The shareholder vote for the adoption of the Restated Articles was as follows:

Class         Number of       Number of          Number of      Number of
or Series     Shares          Votes Entitled     Votes Cast     Votes Cast
of Shares     Outstanding     To Be Cast         For            Against
---------     -----------     --------------     ----------     ----------

Common
  Stock       1,000           1,000              1,000          0

     DATED:  August 28, 1995.

                                       BOWEN SENIOR LIVING MANAGEMENT, INC.



                                       By: WALTER C. BOWEN
                                           --------------------------------
                                           Walter C. Bowen, President

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      BOWEN SENIOR LIVING MANAGEMENT, INC.

                                    ARTICLE I

     The name of the Corporation is Regent Assisted Living, Inc.


                                   ARTICLE II

     A. The Corporation is authorized to issue shares of two classes of stock:
25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

          When these Restated Articles of Incorporation become effective, each of the shares of Common Stock issued and outstanding immediately before the time these Restated Articles of Incorporation become effective shall be reclassified and changed into and constitute 3,000 shares of fully paid Common Stock of the Corporation without further action of any kind. No fractional shares shall be issued on reclassification of the Common Stock and the number of shares for which the Common Stock is reclassified shall be rounded up to the nearest whole share.

     B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the Corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

     C. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

          (1) The number of shares in and the distinguishing designation of that series;

          (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

          (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

          (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

          (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

          (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

          (7) Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                   ARTICLE III

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Act. No amendment to the Act that further limits the acts or omissions for which elimination of liability is permitted shall affect a director's liability for any act or omission that occurs before the effective date of the amendment.

                                   ARTICLE IV

          The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the Corporation, or serves or served at the Corporation's request as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and
(ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs before the later of the effective date of the amendment or the date that notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                    ARTICLE V

          The mailing address for the Corporation for notices is 2260 US Bancorp Tower, 111 SW Fifth Avenue, Portland, Oregon 97204.


Executed:  August 28, 1995.



                                       BOWEN SENIOR LIVING MANAGEMENT, INC.


                                       WALTER C. BOWEN
                                       ------------------------------------
                                       Walter C. Bowen, President

447419-81                                                     FILED
                                                              Dec 13 1996
                                                              Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                          REGENT ASSISTED LIVING, INC.
              (Establishing Series A and Series B Preferred Stock)


     1. The name of the Corporation is Regent Assisted Living, Inc.

     2. The Restated Articles of Incorporation of the Corporation are amended to add a new Article II.D to the end of Article II to read in its entirety as follows:

     "D. Series A and Series B Preferred Stock. This Article II.D sets for the designation, preferences, limitations and relative rights of two series of Preferred Stock of the Corporation as determined by the Board of Directors of the Corporation pursuant to its authority under ORS 60.134 and Article II.C above. The shares of the first of such series shall be designated Series A Preferred Stock ("Series A Preferred") and the number of shares constituting such series shall be 1,666,667, and the shares of the second of such series shall be designated Series B Preferred Stock ("Series B Preferred") and the number of shares constituting such series shall be 382,882. The Series A Preferred and the Series B Preferred shall be referred to collectively herein as the "Preferred Stock." Except as otherwise provided herein or as otherwise required by applicable law, all shares of Series A Preferred and Series B Preferred shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth below.

          Section 1. Dividends.

               (i) When and as declared by the Corporation's Board of Directors and to the extent permitted under the Oregon Business Corporation Act, the Corporation will pay preferential cumulative dividends to the holders of the Preferred Stock as provided in this Section 1. Except as otherwise provided herein, dividends on each share of Preferred Stock will accrue on a daily basis at the rate of six percent per annum of the Liquidation Value thereof plus, during any period in which accrued dividends have remained unpaid for more than 12 months, accrued and unpaid dividends thereon, determined on a quarterly basis, from and including the date of issuance of such share of Preferred Stock to and including the earlier of (a) the date on which the Liquidation Value of such share of Preferred Stock plus any accrued and unpaid dividends thereon is paid to the holder thereof upon any liquidation, dissolution or winding up of the Corporation or upon any redemption by the Corporation, (b) the date on which such share of Preferred Stock is converted into Common Stock or (c) the date as of which the Weighted Average Market Price of the Common Stock for a period of 90 consecutive calendar days commencing after November 30, 1999, is at least $12.00 per share (as appropriately adjusted for any combination or subdivision of shares, stock dividend, stock split or other recapitalization). Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock. To the extent not paid on March 31, June 30, September 30, and December 31 of each year beginning on March 31, 1997 (the "Dividend Payment Date"), all dividends which have accrued on each share of Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Payment Date) shall be accumulated and shall remain accumulated dividends with respect to each such share of Preferred Stock until paid. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock on the basis of the amount of accrued and unpaid dividends with respect to the shares of Preferred Stock owned by each such holder.

               (ii) In the event that at any time after dividends cease to accrue on the Preferred Stock in accordance with Section 1(i)(c) above, and the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if any dividends consist of voting securities, the Corporation shall make available to each holder of Preferred Stock, at such holder's request, dividends consisting of non-voting securities which are otherwise identical to the dividends consisting of voting securities and which non-voting securities are entitled to vote under the same circumstances as the Series B Preferred and are convertible into such voting securities on the same terms as Series B Preferred is convertible into Series A Preferred.

          Section 2. Liquidation.

               (i) Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Preferred Stock held by such holder (plus all accrued or declared dividends unpaid thereon), and the holders of Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid hereunder, then the entire assets to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value of all Preferred Stock held by each such holder (plus all accrued or declared dividends unpaid thereon). At least 30 days prior to any liquidation, dissolution or winding up of the Corporation, the Corporation shall give written notice of such event to each record holder of Preferred Stock, specifying the amount of liquidation proceeds per share to be distributed to the holders of the Preferred Stock and to the holders of the Common Stock.

               (ii) At least 30 days prior to the consummation of any Fundamental Change, the Corporation shall give written notice of such event to each record holder of the Preferred Stock, describing in reasonable detail the terms and conditions of the Fundamental Change, and the Corporation shall give each record holder of the Preferred Stock prompt written notice of any material change in such terms and conditions. Upon the election of the holders of a majority of the outstanding Preferred Stock delivered to the Corporation within ten days after receipt of the written notice referred to in the preceding sentence, such Fundamental Change shall be deemed to be a liquidation, dissolution and winding up of the Corporation for purposes of this Section 2, and the holders of the Preferred Stock shall be entitled to receive payment from the Corporation equal to the amounts payable with respect to the Preferred Stock upon a liquidation, dissolution or winding up of the Corporation in cancellation of their shares of Preferred Stock upon the consummation of the Fundamental Change. If the Fundamental Change is not consummated, the holders' election shall be rescinded automatically or if there have been material changes in the terms and conditions of the Fundamental Change, the holders of a majority of the outstanding Preferred Stock may rescind the election by written notice to the Corporation, subject in each case to exercise in the future upon another Fundamental Change.

          Section 3. Voting Rights.

               (i) The holders of Preferred Stock shall have no right to vote on matters to be voted on by the stockholders of the Corporation except as provided in this Section 3 and as otherwise expressly required by applicable law; provided that in any event, each holder of Preferred Stock shall be entitled to notice of all stockholder meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at any such meeting.

               (ii) The holders of Series A Preferred shall be entitled to vote, together as a single class with the holders of the Common Stock and the other classes of the Corporation's capital stock voting with the Common Stock, on all matters submitted to the stockholders for a vote with each share of Series A Preferred having a number of votes equal to the number of shares of Common Stock issuable upon the conversion of such share on the record date for the determination of stockholders entitled to vote and shall be entitled to notice of each stockholders meeting in accordance with the Bylaws of the Corporation.

               (iii) In addition to and not in derogation of any voting rights expressly provided under applicable law, the holders of Series B Preferred shall be entitled to vote, together as a single class with the holders of Common Stock and Series A Preferred and all other classes of the Corporation's capital stock voting with the Common Stock, with respect to each Voting Event (as defined below) with each share of Series B Preferred having a number of votes equal to the number of shares of Common Stock issuable upon conversion of such share on the record date for the determination of stockholders entitled to vote, and the holders of Series B Preferred shall be entitled to notice in accordance with the Bylaws of the Corporation of each stockholders meeting held in connection with any Voting Event. Each of the following corporate actions, to the extent presented for the approval of stockholders, shall constitute a "Voting Event":

                    (a) any change in the authorized number of shares of the Series A Preferred, the Series B Preferred or the Common Stock or any other amendment to the Articles of Incorporation or Bylaws of the Corporation;

                    (b) the liquidation, dissolution or winding-up of the Corporation, the filing of a bankruptcy, insolvency or receivership petition by the Corporation or the reclassification or recapitalization of the capital stock of the Corporation;

                    (c) any merger, consolidation or other business combination or reorganization of the Corporation or (except as otherwise permitted by subparagraph (g) below) any of its Subsidiaries with another entity or entities;

                    (d) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation or more than 50% of the property and assets of the Corporation and its Subsidiaries (excluding cash and cash equivalents and determined on a consolidated basis in accordance with generally accepted accounting principles) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

                    (e) any issuance of shares of capital stock of the Corporation other than upon exercise of options and warrants outstanding on the date of issuance of the Preferred Stock and up to an aggregate of 600,000 shares of Common Stock issued upon exercise of options issued or granted to officers, directors, employees, agents, consultants, advisors and independent contractors of the Corporation and its Subsidiaries pursuant to any stock option plan adopted by the Corporation's board of directors (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations, the "Reserved Stock");

                    (f) any issuance of any options, warrants or other rights to acquire any shares of capital stock of the Corporation other than the Reserved Stock;

                    (g) any acquisition (whether by purchase of stock or assets, merger or otherwise) by the Corporation or any of its Subsidiaries of any other entity or business or any interest therein in connection with which the aggregate consideration to be paid by the Corporation and its Subsidiaries exceeds $250,000 (including the direct and indirect assumption of liabilities) in any transaction or series of related transactions;

                    (h) any material change in the nature of the business of the Corporation and its Subsidiaries from that of owning, operating and/or managing assisted living facilities and all related activities contributing to or facilitating such business; and

                    (i) the election or removal of the chief executive officer of the Corporation.

          Section 4. Conversion.

          4A. Right to Convert.

               (i) Subject to the terms and conditions of this Section 4, each holder of Preferred Stock shall have the right, at its option, to convert all or any portion of the Preferred Stock (including any fraction of a share) held by such holder as follows:

                    (a) at any time in the case of Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock, and at any time in the case of Series B Preferred upon the occurrence of a Conversion Event (as defined below), into such number of fully paid and nonassessable shares of Common Stock, as is obtained by multiplying the number of shares of Preferred Stock so to be converted by $6.00 and dividing the result by the conversion price of $6.00 per share, or by the conversion price as last adjusted and in effect at the date any Preferred Stock is surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"); and

                    (b) in the case of Series B Preferred, into an equal number of fully paid and nonassessable shares of Series A Preferred upon the occurrence of a Conversion Event.

               (ii) In the case of the Conversion Events described in clauses
(a) and (b) below, the right of conversion shall apply only to the shares of Series B Preferred that are subject to the transfers or conversions described therein, and in the case of the Conversion Events described in clauses (c) through (j) below, the right of conversion shall apply to all shares of Series B Preferred (except as otherwise provided in clause (g)). In addition, a conversion in connection with a Conversion Event described in clauses (c) through (j) below shall be exercisable only for a period of 60 days following written notice of such Conversion Event from the Corporation and shall lapse thereafter until the occur rence of a subsequent Conversion Event. Each of the following shall constitute a "Conversion Event" with respect to the shares of Series B
Preferred:

                    (a) the sale or other transfer of such shares by Prudential Private Equity Investors III, L.P. ("PPEI") or an affiliate of PPEI, or by The Prudential Insurance Company of America ("Prudential") or an affiliate of Prudential, to a party not affiliated with PPEI or Prudential;

                    (b) the distribution of such shares to any limited partner of PPEI, other than Prudential Equity Investors, Inc. or Prudential or any other affiliate of PPEI or Prudential;

                    (c) a sale of all or substantially all the assets of the Corporation or of the Corporation and its Subsidiaries on a consolidated basis (in any transaction or series of related transactions other than in the ordinary course of business) or any other acquisition of the Corporation by means of a merger, a negotiated stock purchase or a purchase pursuant to a tender offer for substantially all of the outstanding shares of Common Stock of the Corporation;

                    (d) if for any period of two consecutive fiscal quarters of the Corporation, the quarterly financial statements of the Corporation reflect an aggregate decline of 20% or more in the Corporation's consolidated net income from the fiscal quarter immediately preceding such consecutive fiscal quarters, determined in accordance with generally accepted accounting principles;

                    (e) if the quarterly financial statements of the Corporation for any fiscal quarter reflect a decline of 50% or more in the Corporation's consolidated net income from the immediately preceding fiscal quarter, determined in accordance with generally accepted accounting principles;

                    (f) if for any period of two consecutive fiscal quarters of the Corporation, the quarterly financial statements of the Corporation reflect an earnings before interest, taxes, depreciation and amortization ("EBITDA") that is more than 20% less than the EBITDA contained in the then current annual budget showing projected EBITDA for such quarter as approved by the Corporation's board of directors from time to time;

                    (g) any default or event of default under any agreement pursuant to which the Corporation or any of its Subsidiaries has incurred indebtedness for borrowed money in excess of $500,000, unless and until such default or event of default is cured or waived (provided that the holder of the shares proposed to be converted is not a lender, or in the case of PPEI, Prudential or their affiliates, neither PPEI, Prudential or any of their affiliates is a lender, under such agreement);

                    (h) if the total number of shares of Common Stock held by, or obtainable upon the exercise of rights held by, PPEI and its affiliates as a percentage of the total number of shares of Common Stock outstanding on a fully-diluted basis is less than 50% of such percentage on the date of original issuance of the Preferred Stock;

                    (i) if, during any twelve-month period, more than 30% of the Corporation's directors have resigned or have been replaced; or

                    (j) upon the sale or transfer of more than 50% of the Common Stock owned by the executive employees of the Corporation and its Subsid iaries as a group immediately following the original issuance of the Preferred Stock, or the sale or transfer of more than 50% of the Common Stock owned by the Original Stockholder immediately following the original issuance of the Preferred Stock.

          4B. Conversion Procedure.

               (i) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock). At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock or Series A Preferred, as the case may be, are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               (ii) The conversion rights of each share of Preferred Stock shall terminate on the date the Corporation has paid to the holder of such share the Liquidation Value thereof (plus all accrued or declared dividends unpaid thereon).

               (iii) Notwithstanding any other provision hereof, if a conversion of any Preferred Stock is to be made in connection with a Public Offering or the sale of the Corporation or other transaction involving the Corporation, the conversion of any shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of the Public Offering or sale or other transaction in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering or sale or other transaction.

               (iv) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                    (a) a certificate or certificates representing the number of shares of Conversion Stock or Series A Preferred, as the case may be, issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (b) payment in an amount equal to all accrued dividends unpaid with respect to each share of Preferred Stock converted into Conversion Stock, which have not been paid prior thereto, plus the amount payable under subparagraph (viii) below with respect to such conversion; and

                    (c) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (v) If the Corporation is not permitted under applicable law to pay any portion of the accrued dividends on the shares of Preferred Stock being converted into Conversion Stock, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

               (vi) The issuance of certificates for shares of Conversion Stock or Series A Preferred, as the case may be, upon any conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares which are being converted. Upon conver sion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock or Series A Preferred, as the case may be, issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (vii) The Corporation shall not close its transfer books against the transfer of Conversion Stock or Series A Preferred issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock. The Corporation shall assist and cooperate with any holder of Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

               (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred and Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, such number of shares of Series A Preferred and Common Stock issuable upon the conversion of all outstanding Series B Preferred, and the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Common Stock issuable upon conversion of all outstanding Series A Preferred. All shares of stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of such stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Series A Preferred or Common Stock to be less than the required number of such shares to be reserved hereunder.

          4C. Conversion Price.

               (i) The initial Conversion Price of the Series A Preferred and the Series B Preferred shall be $6.00. In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.

               (ii) If and whenever the Corporation issues or sells, or in accordance with paragraph 4D is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

               (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price under this paragraph 4C as a result of issuances or deemed issuances of Common Stock (a) upon the grant or exercise of any options with respect to any shares of the Reserved Stock (a "Permitted Option"), or (b) upon the conversion of the Preferred Stock.

          4D. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price hereunder, the following shall be applicable:

               (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of the Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross purchase price therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne equally by the Corporation on the one hand and the holders of the outstanding Preferred Stock on the other hand, and the portion of the cost to be borne by the holders of Preferred Stock will be apportioned among such holders pro rata on the basis of the number of shares of Preferred Stock owned by each such holder.

               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for no consideration.

               (vii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          4E. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          4F. Subdivision or Combination of Preferred Stock. If the Corporation at any time subdivides by any stock split, stock dividend, recapitalization or otherwise the outstanding shares of either the Series A Preferred or the Series B Preferred into a greater number of shares, then the shares of the other series shall be similarly subdivided, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of the Series A Preferred or the Series B Preferred into a smaller number of shares, then the shares of the other series shall be similarly combined.

          4G. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction in each case which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and sub stance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be), the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its

Preferred Stock into Conversion Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of this Section 4 and Section 5 and 6 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          4H. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 4 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Preferred Stock.

          4I. Notices.

               (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          4J. Automatic Conversion. All of the outstanding Preferred Stock shall be automatically converted into Conversion Stock upon the closing of the sale of shares pursuant to a Qualified Public Offering. Any such automatic conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering.

          4K. Additional Adjustments. If a "Special Adjustment Event" occurs then the Conversion Price of the Preferred Stock shall be readjusted to the Conversion Price which would have been in effect if the Conversion Price at the original issuance of the Preferred Stock had been $5.50 per share. A "Special Adjustment Event" shall be deemed to have occurred if the Corporation's independent outside auditors have not certified in writing to the holders of the Preferred Stock within 30 days after December 31, 1997, that the Corporation has, during the calendar year ending December 31, 1997, opened and secured all necessary permits and approvals for the operation of (i) at least ten new assisted living facilities (not operated or managed by the Company as of the date of issuance) and (ii) at least 1,000 units within all such new assisted living facilities. For purposes of calculating the number of new facilities and units opened by the Corporation, facilities and units in facilities in which the Corporation has an ownership interest of at least 50% or a lease of at least 15 years (including any available options or extensions of such lease) shall be counted in their entirety, whereas facilities and units in facilities for which the Corporation obtains a management contract but in which the Corporation does not have an ownership interest of at least 50% or a lease of at least 15 years (including any available options or extensions of such lease) ("Managed Facilities" and "Managed Units," respectively) shall be counted as one-third of a facility and one-third of a unit, respectively; provided that no more than three Managed Facilities and 300 Managed Units (counting as one new assisted living facility and 100 new units, respectively) shall be counted for purposes of determining whether a Special Adjustment Event has occurred. Notwithstanding anything to the contrary set forth in this paragraph 4K, no adjustment to the Conversion Price shall be made pursuant to this paragraph 4K if the effect of such adjustment would be to increase the Conversion Price then in effect.

          Section 5. Liquidating Dividends.

          Prior to the time that the Corporation ceases to accrue dividends on the Preferred Stock as a result of Section 1(i)(c) hereof, if the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the

Corporation shall make available to each holder of Series B Preferred, at such holder's request, Liquidating Dividends consisting of securities which are non-voting (except as otherwise required by law), which are otherwise identical to the Liquidating Dividends consisting of voting securities and which are convertible into such voting securities on the same terms as Series B Preferred is convertible into Series A Preferred or Common Stock.

          Section 6. Purchase Rights.

          If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Corporation shall make available to each holder of Preferred Stock, at such holder's request, Purchase Rights involving non-voting securities which are otherwise identical to the Purchase Rights involving voting securities and which non-voting securities are entitled to vote under the same circumstances as the Series B Preferred and are convertible into such voting securities on the same terms as Series B Preferred is convertible into Series A Preferred or Common Stock.

          Section 7. Events of Noncompliance.

               (i) Definition. An Event of Noncompliance shall have occurred if:

                    (a) the Corporation fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                    (b) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein, in the Purchase Agreement or in the Stockholders Agreement and such breach or failure continues uncured for a period of 30 days;

                    (c) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or com mences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                    (d) the Corporation or any material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity and such default continues uncured and is not waived for a period of 30 days.

               (ii) Consequences of Events of Noncompliance.

                    (a) If an Event of Noncompliance has occurred, the dividend rate on the Preferred Stock shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage point (but in no event shall the dividend rate exceed the greater of (i) 12% or (ii) the prime rate announced from time to time by the U.S. Bank of Oregon plus 300 basis points). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                    (b) If any Event or Events of Noncompliance has occurred and has continued for 730 days, the number of directors constituting the Corporation's Board of Directors shall, at the request of the holders of a majority of the Preferred Stock then outstanding, be increased by such number which shall constitute a minimum majority of the Board of Directors (including the directors designated by the holder(s) of the Preferred Stock pursuant to the Stockholders Agreement), and the holders of Preferred Stock shall have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Preferred Stock to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (b), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

               At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place as first designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

               At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

               Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                    (c) If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 8. Registration of Transfer.

          The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance (but not including any transfer taxes).

          Section 9. Replacement.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10. Definitions.

          "Common Stock" means the Common Stock, no par value, of the Corporation, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of any stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon exercise of any Option or conversion of any Convertible Securities granted or issued by the Corporation prior to the effective date hereof, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs 4D(i) and (ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

          "Conversion Stock" means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of either series of Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the such series of Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities convertible into or exchangeable for Common Stock.

          "Fundamental Change" shall mean any of the following transactions: (a) the consolidation or merger of the Corporation with or into another entity or entities (other than any merger in which the Corporation is the surviving entity and immediately after the merger the holder(s) of the Preferred Stock, the Original Stockholder and his Permitted Transferees and affiliates collectively are both (i) the record owners of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors and (ii) the record and beneficial owners of at least 50% of the Corporation's issued and outstanding Common Stock, including the Preferred Stock on an as-if-converted basis); (b) the sale or transfer by the Corporation of all or substantially all of its assets (determined for the Corporation either alone or on a consolidated basis); and (c) the sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in the holder(s) of the Preferred Stock, the Original Stockholder and his Permitted Transferees and affiliates ceasing to be collectively either (i) the record owners of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors or (ii) the record and beneficial owners of at least 50% of the Corporation's issued and outstanding Common Stock, including the Preferred Stock on an as-if-converted basis.

          "Junior Securities" means any of the Corporation's capital stock or other equity securities other than the Preferred Stock.

          "Liquidation Value" of any share of Preferred Stock as of any particular date shall be equal to $6.00 (as such amount is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations affecting the Preferred Stock).

          "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Original Stockholder" has the meaning set forth in the Stockholders Agreement.

          "Permitted Transferee" has the meaning set forth in the Stockholders Agreement.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PPEI" means Prudential Private Equity Investors III, L.P., a Delaware limited partnership.

          "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of paragraph 4J hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement dated as of December 12, 1996, between the Corporation and PPEI.

          "Qualified Public Offering" means a Public Offering of the Corporation's Common Stock which is underwritten by a nationally recognized investment banking firm having an aggregate offering value of at least $30 million in which the price per share to be paid by the public shall be at least equal to $15.00 per share (as such price per share is appropriately adjusted for any combination or subdivision of shares, stock dividend, stock split or other recapitalizations).

          "Stockholders Agreement" means the Stockholders Agreement dated as of December 12, 1996, among the Corporation, PPEI and the Original Stockholder.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, limited liability company, association or other business entity.

          "Weighted Average Market Price" of the Common Stock means (i) the sum of the product of the Share Price multiplied by the Daily Volume for each day of any period of 90 consecutive calendar days (the "Trading Period"), divided by
(ii) the Aggregate Daily Volume for the Trading Period, where

                    "Share Price" means the closing price on each day of the Trading Period of sales of the Common Stock on the securities exchange on which the Common Stock may be listed, or if on any day the Common Stock is not listed on any securities exchange, the last bid price quoted in the NASDAQ System as of 4:00 P.M., New York time on such day, or if on any day the Common Stock is not quoted in the NASDAQ System, the last bid price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, or if there has been no sales on such day, the Share Price shall equal zero, and

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                    "Daily Volume" means the total number of shares of Common
     Stock traded on any securities exchange on any day during the Trading Period, or if on any day the Common Stock is not listed on any securities exchange, the total number of shares of Common Stock traded on the NASDAQ System on any day during the Trading Period, or if on any day the Common Stock is not quoted in the NASDAQ System, the total number of shares of Common Stock traded on any day during the Trading Period in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, and

                    "Aggregate Daily Volume" means the sum of the Daily Volume for each day of the Trading Period.

          Section 11. Notices.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          Section 12. Amendment and Waiver.

          No amendment, modification or waiver hereof shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least 66-2/3% of the Preferred Stock, in each case outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock then outstanding."

     3. These articles of amendment were adopted on December 10, 1996.

     4. Shareholder action was not required to adopt these articles of amendment. The articles of amendment were adopted by the Corporation's Board of Directors without shareholder action.

     5. The person to contact about this filing is:

                                  Peter Bragdon
                                  (503) 294-9517

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         Dated:  December 12, 1996

                                       REGENT ASSISTED LIVING, INC.


                                       By: WALTER C. BOWNE
                                           -------------------------------------
                                           Walter C. Bowen, President and
                                             Chief Executive Officer

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